Exhibit 99.1

Quanta Services, Inc. and Subsidiaries Supplemental Segment Data By Quarter for the Years Ended December 31, 2008 and 2009 (Dollars in thousands)
Segment Results:
Quanta reports its results under four reportable segments; (1) Electric Power Infrastructure Services, (2) Natural Gas and Pipeline Infrastructure Services, (3) Telecommunications Infrastructure Services and (4) Fiber Optic Licensing.

	1Q08		2Q08		3Q08		4Q08		Full Year 2008
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)		(Audited)
Revenues from external customers:
Electric Power	$525,841	62.3%	$564,554	58.8%	$645,511	61.3%	$565,660	61.4%	$2,301,566	60.9%
Natural Gas and Pipeline	160,528	19.0	225,890	23.5	263,955	25.0	229,168	24.9	879,541	23.3
Telecommunications	144,865	17.2	156,974	16.3	127,060	12.1	107,879	11.7	536,778	14.2
Fiber Optic Licensing	13,208	1.5	13,464	1.4	16,829	1.6	18,827	2.0	62,328	1.6

Consolidated revenues from external customers	$844,442	100.0%	$960,882	100.0%	$1,053,355	100.0%	$921,534	100.0%	$3,780,213	100.0%

Operating income (loss):
Electric Power	$43,516	8.3%	$58,272	10.3%	$82,506	12.8%	$63,377	11.2%	$247,671	10.8%
Natural Gas and Pipeline	3,748	2.3	20,477	9.1	27,030	10.2	24,914	10.9	76,169	8.7
Telecommunications	15,339	10.6	14,270	9.1	2,970	2.3	9,338	8.7	41,917	7.8
Fiber Optic Licensing	6,178	46.8	7,918	58.8	9,195	54.6	9,482	50.4	32,773	52.6
Corporate and Non-Allocated Costs	(26,210)	N/A	(28,415)	N/A	(25,259)	N/A	(29,479)	N/A	(109,363)	N/A

Consolidated operating income	$42,571	5.0%	$72,522	7.5%	$96,442	9.1%	$77,632	8.4%	$289,167	7.6%

	1Q09		2Q09		3Q09		4Q09		Full Year 2009
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)		(Audited)
Revenues from external customers:
Electric Power	$534,741	72.4%	$503,958	62.0%	$512,797	65.7%	$516,349	52.4%	$2,067,845	62.3%
Natural Gas and Pipeline	111,425	15.1	190,085	23.4	131,628	16.9	351,519	35.6	784,657	23.7
Telecommunications	73,479	9.9	96,547	11.8	113,998	14.6	94,339	9.6	378,363	11.4
Fiber Optic Licensing	18,885	2.6	22,789	2.8	22,371	2.8	23,216	2.4	87,261	2.6

Consolidated revenues from external customers	$738,530	100.0%	$813,379	100.0%	$780,794	100.0%	$985,423	100.0%	$3,318,126	100.0%

Operating income (loss):
Electric Power	$53,021	9.9%	$58,969	11.7%	$66,778	13.0%	$47,341	9.2%	$226,109	10.9%
Natural Gas and Pipeline	(1,442)	-1.3	7,502	3.9	2,097	1.6	54,506	15.5	62,663	8.0
Telecommunications	962	1.3	5,405	5.6	12,317	10.8	6,662	7.1	25,346	6.7
Fiber Optic Licensing	9,130	48.3	11,136	48.9	11,757	52.6	12,120	52.2	44,143	50.6
Corporate and Non-Allocated Costs	(23,049)	N/A	(23,106)	N/A	(21,787)	N/A	(48,197)	N/A	(116,139)	N/A

Consolidated operating income	$38,622	5.2%	$59,906	7.4%	$71,162	9.1%	$72,432	7.4%	$242,122	7.3%